Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

OPAL Fuels Inc.
White Plains, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated April 15, 2022, relating to the consolidated financial statements of Opal Fuels LLC, which are incorporated by reference into the Form 8-K filed on July 27, 2022 appearing in the Company’s Form S-4/A filed on June 21, 2022.

/s/ BDO USA, LLP

Stamford, Connecticut
October 3, 2022

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